         As filed with the Securities and Exchange Commission on August 18, 1999

                                                           REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933



              THE SEAGRAM COMPANY LTD.-- LA COMPAGNIE SEAGRAM LTEE
                          (Exact name of Registrant as
                            specified in its charter)

                                     CANADA
                         (State or other jurisdiction of
                         incorporation or organization)
                                      NONE
                                (I.R.S. Employer
                             Identification Number)
                                1430 PEEL STREET
                        MONTREAL, QUEBEC, CANADA H3A 1S9
    (Address, including zip code, of Registrant's principal executive office)



    POLYGRAM HOLDING, INC. DEFERRED SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES

               THE SEAGRAM COMPANY LTD. 1996 STOCK INCENTIVE PLAN


                            (Full title of the Plans)
                               ------------------

                              ROBERT W. MATSCHULLAT
                         JOSEPH E. SEAGRAM & SONS, INC.
                                 375 PARK AVENUE
                            NEW YORK, NEW YORK 10152
                                 (212) 572-7000
            (Name, address, including zip code, and telephone number,
             including area code, of Registrant's agent for service
            and authorized representative of Registrant in the United
                                     States)
                               ------------------

                                   COPIES TO:
                           GEORGE R. KROUSE, JR, ESQ.
                              SARAH E. COGAN, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017

                               ------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                       PROPOSED              PROPOSED
              TITLE OF                                                 MAXIMUM                MAXIMUM              AMOUNT OF
           SECURITIES TO                      AMOUNT TO             OFFERING PRICE           AGGREGATE           REGISTRATION
           BE REGISTERED                    BE REGISTERED            PER SHARE(1)         OFFERING PRICE            FEE(1)
Common shares without
nominal or par value(2)(3)..........         25,200,000              $49.80               $1,254,960,000          $348,879
=============================================================================================================================


(1) Pursuant to Rule 457 under the Securities Act of 1933 the proposed maximum offering price per share and the registration fee relating to the common shares being registered have been based on the average of the high and low prices of the common shares reported on the New York Stock Exchange Composite Tape on August 13, 1999.

(2)   The shares are issuable pursuant to the respective plans as follows:
      PolyGram Holding, Inc. Deferred Savings and Investment Plan for Employees
      - 200,000 shares; The Seagram Company Ltd. 1996 Stock Incentive Plan - 25,000,000 shares.

(3) There is also being registered hereunder such additional undetermined amount of common shares as may be needed as a result of stock dividends, stock splits or other similar adjustments of the outstanding common shares.


In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

                                     PART I


ITEM  1. PLAN INFORMATION.

      Not required to be filed with this Registration Statement.


ITEM  2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      Not required to be filed with this Registration Statement.


                                     PART II


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed with the Securities and Exchange Commission by the Company are hereby incorporated in this Registration Statement by reference:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, as amended.

         (2) The Company's Quarterly Report on Form 10-Q for the quarterly periods ended September 30, 1998, December 31, 1998 and March 31, 1999.

         (3) The Company's Current Reports on Form 8-K dated July 20, 1998, August 4, 1998, August 25, 1998, as amended, September 1, 1998, as amended, November 10, 1998, November 16,1998, November 24, 1998, December 6, 1998, December 9, 1998, December 10, 1998, as amended, December 14, 1998, April 7, 1999 and May 13, 1999.

         (4) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act, since June 30, 1998.

         (5) The PolyGram Holding, Inc. Deferred Savings and Investment Plan for Employees Annual Report on Form 11-K for the fiscal year ended December 31, 1998.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.    DESCRIPTION OF SECURITIES.

      Not applicable.


ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 124, Subsections (1) through (4), of the Canada Business Corporations Act (the "Act") provides as follows:

         "124. Indemnification.--(1) Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate, if

                  (a) he acted honestly and in good faith with a view to the best interests of the corporation; and

                  (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

         (2) Indemnification in derivative actions.--A corporation may with the approval of a court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in paragraphs (1)(a) and (b).

         (3) Indemnity as of right.--Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

                  (a) was substantially successful on the merits in his defence of the action or proceeding; and

                  (b) fulfills the conditions set out in paragraphs (1)(a) and (b).

         (4) Directors' and officers' insurance.--A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by him

                  (a) in his capacity as a director or officer of the corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation, or

                  (b) in his capacity as director or officer of another body corporate where he acts or acted in that capacity at the corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate."

       Sections 7.02 and 7.03 of the General By-Laws of the Company provide as follows:

         "Section 7.02--Indemnity. Without in any manner derogating from or limiting the mandatory provisions of the Act but subject to the conditions contained therein, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if

                  (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

                  (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he has reasonable grounds for believing that his conduct was lawful.

         Section 7.03--Insurance. Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of the persons mentioned in Section 7.02, as the board may from time to time determine."

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The directors and officers of the Registrant are covered by insurance policies indemnifying against certain liabilities, including liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrant.


ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.


ITEM 8.    EXHIBITS.

         4(a) Articles of Amalgamation dated February 1, 1995 between the Company and Centenary Distillers Ltd. (incorporated by reference to Exhibit 3(a) of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1995), as amended by Certificate and Articles of Amendment dated May 31, 1995 (incorporated by reference to Exhibit 3(a) of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1995)

         4(b) General By-Laws of the Company, as amended (incorporated by reference to Exhibit 3(b) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1996)

         4(c) PolyGram Holding, Inc. Deferred Savings and Investment Plan for Employees

         4(d)     The Seagram Company Ltd. 1996 Stock Incentive Plan

         5        Opinion of Goodman Phillips & Vineberg

         23(a) Consent of PricewaterhouseCoopers LLP, independent accountants, with respect to the financial statements of The Seagram Company Ltd.

         23(b) Consent of KPMG Accountants N.V., independent accountants, with respect to the financial statements of PolyGram N.V.

         23(c) Consent of Guttierrez & Co., independent accountants, with respect to the financial statements of the PolyGram Holding, Inc. Deferred Savings and Investment Plan for Employees

         23(d)    Consent of Goodman Phillips & Vineberg (included in Exhibit 5)

         24       Power of Attorney


ITEM 9.    UNDERTAKINGS.

      The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information set forth in this Registration Statement;

      provided, however, that the undertakings set forth in paragraphs (i) and
      (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
      Section 13(a) or Section 15(d) of the Exchange Act (and each filing of each plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (6) To submit the PolyGram Holding, Inc. Deferred Savings and Investment Plan for Employees, and any amendment thereto, to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify such Plan under Section 401 of the Internal Revenue Code.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, The Seagram Company Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 18th day of August, 1999.

                                             THE SEAGRAM COMPANY LTD.
                                                   (Registrant)

                                       By                   *
                                           -------------------------------------
                                                       Edgar Bronfman, Jr.
                                           President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities at The Seagram Company Ltd. indicated on the 18th day of August, 1999.



PRINCIPAL EXECUTIVE OFFICER:


                    *
-------------------------------------------------
          (Edgar Bronfman, Jr.)                      Director, President and
                                                     Chief Executive Officer


PRINCIPAL FINANCIAL OFFICER AND AGENT FOR SERVICE:

       /s/ Robert W. Matschullat
-------------------------------------------------
        (Robert W. Matschullat)                      Director, Vice Chairman
                                                     and Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:

       /s/ Robert W. Matschullat
-------------------------------------------------
        (Robert W. Matschullat)                      Director, Vice Chairman
                                                     and Chief Financial Officer

DIRECTORS:


Edgar M. Bronfman*
Charles R. Bronfman*
Samuel Bronfman II*
Matthew W. Barrett*
Laurent Beaudoin*
Cornelis Boonstra*
Richard H. Brown*
William G. Davis*
Andre Desmarais*
Barry Diller*
Michele J. Hooper*
David L. Johnston*
E. Leo Kolber*
Marie-Josee Kravis*
Samuel Minzberg*
John S. Weinberg*

      * By signing his name hereto, Daniel R. Paladino signs this Registration Statement on behalf of each of the persons indicated above pursuant to a power of attorney duly executed by such persons and filed with the Securities and Exchange Commission.



By      /s/ Daniel R. Paladino
   --------------------------------------
   (Daniel R. Paladino, Attorney-in-fact)

           Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 18th day of August, 1999.

                                         POLYGRAM HOLDING, INC. DEFERRED SAVINGS
                                         AND INVESTMENT PLAN FOR EMPLOYEES



                               By        /s/ Kelly DeMasi
                                  ---------------------------------------------
                                         Kelly DeMasi
                                         Member of Administrative Committee



                               By        /s/ Eric Scoones
                                  ---------------------------------------------
                                         Eric Scoones
                                         Member of Administrative Committee


                               By        /s/ John R. Toren
                                  ---------------------------------------------
                                         John R.Toren
                                         Member of Administrative Committee

                                    EXHIBIT INDEX


        EXHIBIT
        NUMBER                   DESCRIPTION OF EXHIBIT

         4(a)     Articles of Amalgamation dated February 1, 1995 between the
                  Company and Centenary Distillers Ltd. (incorporated by
                  reference to Exhibit 3(a) of the Company's Annual Report on
                  Form 10-K for the fiscal year ended January 31, 1995), as
                  amended by Certificate and Articles of Amendment dated May 31,
                  1995 (incorporated by reference to Exhibit 3(a) of the
                  Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1995)
         4(b)     General By-Laws of the Company, as amended (incorporated by reference to Exhibit 3(b) to the Company's Quarterly Report on
                  Form 10-Q for the fiscal quarter ended April 30, 1996)
         4(c)*    PolyGram Holding, Inc. Deferred Savings and Investment Plan
                  for Employees
         4(d)*    The Seagram Company Ltd. 1996 Stock Incentive Plan
         5*       Opinion of Goodman Phillips & Vineberg
         23(a)*   Consent of PricewaterhouseCoopers LLP, independent
                  accountants, with respect to the financial statements of The
                  Seagram Company Ltd.
         23(b)*   Consent of KPMG Accountants N.V., independent accountants, with respect to the financial statements of PolyGram N.V.

         23(c)* Consent of Guttierrez & Co., independent accountants, with respect to the financial statements of the PolyGram Holding, Inc. Deferred Savings and Investment Plan for Employees

         23(d)*   Consent of Goodman Phillips & Vineberg (included in Exhibit 5)

         24*      Power of Attorney


____________________
*Filed herewith